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                                                                       EXHIBIT 4



                              COMSAT CORPORATION

                        SAVINGS AND PROFIT SHARING PLAN

                     (Restated effective January 1, 1995)
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                               TABLE OF CONTENTS

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SECTION 1   - NAME AND PURPOSES......................................................................      1
   1.1      Name.....................................................................................      1
   1.2      Purposes.................................................................................      1

SECTION 2   - DEFINITIONS AND CONSTRUCTION...........................................................      1
   2.1      Definitions..............................................................................      1
   2.2      Construction.............................................................................     15

SECTION 3   - ELIGIBILITY AND PARTICIPATION..........................................................     15
   3.1      Initial Eligibility......................................................................     15
   3.2      REEMPLOYMENT.............................................................................     16
   3.3      Method of Enrollment.....................................................................     18
   3.4      Inactive Participants....................................................................     18
   3.5      Transfer to a Related Company Which Has Not Adopted the Plan.............................     18

SECTION 4   - SALARY REDUCTION AGREEMENTS............................................................     18
   4.1      Nature of Agreement......................................................................     18
   4.2      Effective Date...........................................................................     19
   4.3      Reduction of Pre-tax Contributions.......................................................     19
   4.4      Amendment................................................................................     20
   4.5      Termination and Resumption...............................................................     20
   4.6      Transfer to a Related Company Which Has Not Adopted the Plan; Termination of Employment..     20

SECTION 5   - CONTRIBUTIONS..........................................................................     21
   5.1      Pre-Tax Contributions....................................................................     21
   5.2      Actual Deferral Percentage Tests.........................................................     24
   5.3      Adjustment to Actual Deferral Percentage Tests...........................................     28
   5.4      Actual Contribution Percentage Tests.....................................................     31
   5.5      Adjustment to Actual Contribution Percentage Tests.......................................     35
   5.6      After-Tax Contributions..................................................................     38
   5.7      Employer Contributions...................................................................     38
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                               TABLE OF CONTENTS
                                  (continued)

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   5.8     Making of Contributions to Trustee......................................................    39
   5.9     Earnings and Profits Limitation.........................................................    40
   5.10    Forfeitures.............................................................................    40
   5.11    Return of Contributions.................................................................    41
   5.12    General Limitation on Contributions.....................................................    42
   5.13    Rollover Contributions..................................................................    45

SECTION 6  - INVESTMENTS...........................................................................    46
   6.1     Investment Funds........................................................................    46
   6.2     Investment Directions...................................................................    47
   6.3     Changes in Investment Direction.........................................................    47
   6.4     Investment of Dividends, Interest, Etc..................................................    47
   6.5     Participant Loan Fund...................................................................    48
   6.6     Valuations..............................................................................    48

SECTION 7  - ACCOUNTS; ALLOCATIONS; VESTING........................................................    48
   7.1     Accounts................................................................................    48
   7.2     Allocations.............................................................................    49
   7.3     Vesting.................................................................................    51

SECTION 8  - DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT............................................    52
   8.1     Distributions Upon Retirement or Disability.............................................    52
   8.2     Distributions Upon Death................................................................    52
   8.3     Distributions Upon Other Terminations of Employment.....................................    54
   8.4     Methods of Distribution.................................................................    55
   8.5     Time of Distributions...................................................................    58
   8.6     Limitations on Payment Method...........................................................    58
   8.7     Incapacity of Distributees..............................................................    60
   8.8     Direct Rollover.........................................................................    60

SECTION 9  - WITHDRAWALS...........................................................................    62
   9.1     After-Tax, Employer and Rollover Contributions Accounts.................................    62
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                                     -ii-
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                               TABLE OF CONTENTS
                                  (continued)

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   9.2        Pre-Tax Contributions Account....................................................    63
   9.3        First-In-First-Out Basis for Withdrawals.........................................    64
   9.4        Limitation on Withdrawals........................................................    64
   9.5        Funds for Withdrawal.............................................................    64
   9.6        Time and Manner of Distributions.................................................    64

SECTION 10  - LOANS............................................................................    65
   10.1       Application for Loan.............................................................    65
   10.2       Maximum Amount of Loan...........................................................    65
   10.3       Repayment of Loan................................................................    66
   10.4       Security for Loan................................................................    67
   10.5       Interest Rate....................................................................    67
   10.6       Accounting for Loans.............................................................    67
   10.7       Rules, Regulations and Procedures................................................    67
   10.8       Effective Date...................................................................    68

SECTION 11  - FIDUCIARIES......................................................................    68
   11.1       Named Fiduciaries................................................................    68
   11.2       Allocation of Responsibilities...................................................    68
   11.3       Advice; Reliance.................................................................    69

SECTION 12  - TRUSTEE; INSURANCE COMPANY.......................................................    69
   12.1       Designation; Authority; Removal..................................................    69
   12.2       Insurance Contracts..............................................................    70
   12.3       Administrative Expenses..........................................................    70
   12.4       Retention and Use of Trust Property..............................................    71

SECTION 13  - PLAN ADMINISTRATION..............................................................    71
   13.1       Plan Administrator...............................................................    71
   13.2       Benefit Plan Committee...........................................................    71
   13.3       Responsibility and Authority.....................................................    72
   13.4       Determinations; Policies.........................................................    73
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                               TABLE OF CONTENTS
                                  (continued)

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   13.5     Reliance on Records.................................................................    73
   13.6     Consultation with Experts...........................................................    74
   13.7     Delegation to Agents................................................................    74
   13.8     Claims Procedure....................................................................    74
   13.9     Compensation........................................................................    76
   13.10    Indemnification.....................................................................    76

SECTION 14  - DURATION; AMENDMENT AND TERMINATION OF PLAN.......................................    76
   14.1     Duration; Right to Terminate or Amend...............................................    76
   14.2     Impossibility of Diversion..........................................................    77
   14.3     Effect of Termination...............................................................    77
   14.4     Merger, Consolidation or Transfer...................................................    77

SECTION 15  - TOP-HEAVY PLAN PROVISIONS.........................................................    78
   15.1     Applicability; Definitions..........................................................    78
   15.2     Minimum Benefit Requirements........................................................    80
   15.3     Vesting Requirements................................................................    81
   15.4     Distributions to Key Employees......................................................    81

SECTION 16  - MISCELLANEOUS.....................................................................    82
   16.1     No Implied Rights...................................................................    82
   16.2     No Assignment or Alienation.........................................................    82
   16.3     Address for Notification; Unclaimed Accounts........................................    84
   16.4     Forms Used; Filing Dates............................................................    85
   16.5     Applicable Laws.....................................................................    85
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                                     -iv-

                              COMSAT CORPORATION

                        SAVINGS AND PROFIT-SHARING PLAN


     SECTION 1 - NAME AND PURPOSES

     1.1  Name.


          The name of this Plan is the COMSAT Corporation Savings and Profit-Sharing Plan.

     1.2 Purposes.


          The purposes of the Plan are to induce employees to contribute to and share in the profitability of the Corporation and its subsidiaries, to encourage personal savings by employees, to provide a means by which employees may meet major financial needs and supplement basic retirement benefits, and to assist the Corporation and its subsidiaries in attracting and retaining high caliber personnel. The Plan is intended to comply with the Employee Retirement Income Security Act of 1974 and sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as both may from time to time be amended, and shall be interpreted and administered in a manner consistent with those provisions.

     SECTION 2 - DEFINITIONS AND CONSTRUCTION

     2.1 Definitions.

          For purposes of the Plan, unless a different meaning is plainly required by the context, the following definitions are applicable:

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          (a) "Accounts" means the After-Tax Contributions Account, the Pre-Tax
Contributions Account, the Employer Contributions Account and the Rollover Contributions Account.

          (b) "After-Tax Contributions" means a contribution to the Trust by a Participant as provided in Section 5.6.

          (c) "After-Tax Contributions Account" means the Account recording After-Tax Contributions made by a Participant as provided in Section 7.1(a)(i).

          (d) "Beneficiary" means a person designated by a Participant, in accordance with Section 8.2(a), to receive distributions under the Plan upon the death of the Participant.

          (e) "Board" means the Board of Directors of the Corporation.

          (f) "Calendar Quarter" means a period of three successive months, beginning on the first day of any January, April, July or October.

          (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (h) "Committee" means the Benefit Plan Committee appointed by the Board in accordance with Section 13.

          (i) "Compensation" means the regular, basic compensation received by a Participant from an Employer (and shall not include bonuses, overtime payments or any other additional compensation). The determination of Compensation shall be made by including

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amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under sections 125, 402(e)(3), or 402(h)(1)(B) of the Code.

          For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to
Section 3.

          Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under section 415(d) of the Code except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of section 414(q)(6) of the Code because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants, who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such

Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by Regulation.

          In addition to the other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          If, as a result of such rules, the maximum "annual addition" limit of
Section 5.8 would be exceeded for one or more of the affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of pro rata among all affected Family Members.

          For Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

          For Plan Years beginning prior to January 1, 1989, the $200,000 limit (without regard to Family Member aggregation) shall apply only for Top Heavy Plan Years and shall not be adjusted.

          (j) "Computation Period" means the 12 consecutive month period beginning with an Employee's Employment Commencement Date and each succeeding 12 consecutive month period beginning on the anniversary of such date.

          (k) "Corporation" means COMSAT Corporation, or any successor to such corporation.

          (l) "Corporation Stock" means common stock of the Corporation.

          (m) "Disability" means total disability such that the Participant is eligible to receive benefits under the Long Term Disability Plan of the Employer.

          (n) "Early Retirement Date" means a date on which an Employee who is between 55 and 65 years of age and has completed a Period of Service of ten or more years, ceases to be an Employee (five or more years if the Employee ceases to be an Employee in connection with the special voluntary retirement opportunities described in Sections 6.5 and 6.6).

          (o) "Employee" means a person employed by an Employer.

          (p) "Employer" means the Corporation and any Related Company which is participating in the Plan with the approval of the Board. The term may be used either individually or collectively, as the context requires.

          (q) "Employer Contribution" means a contribution to the Trust by the Employer as provided in Section 5.7.

          (r) "Employer Contributions Account" means the Account recording Employer Contributions for a Participant, as provided in Section 7.1(a)(ii).

          (s) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service with an Employer.

          (t) "Family Members" means, with respect to an affected Participant, such Participant's spouse and such participant's lineal descendants and ascendants to their spouses, all as described in Section 414(q)(6)(B) of the Code.

          (u) "Hour of Service" means each hour for which an Employee is directly or indirectly paid, or entitled to payment by an Employer for the performance of duties for the Employer.

          (v) "Inactive Participant" means a Participant who is no longer an Employee but who has an interest in the Plan which has not yet been fully distributed.

          (w) "Installment Distribution" means a distribution described in
Section 8.4(c).

          (x) "Investment Funds" means the media for investment of amounts held by the Trustee under the Plan, as described in Section 6.1.

          (y) "Lump Sum Distribution" means a distribution described in Section 8.4(b).

          (z) "Normal Retirement Date" means a Participant's 65th birthday.

          (aa) "Maternity or Paternity Leave" means the absence of an Employee from employment with the Corporation and all Related Companies (with or without pay) by reason o(Pounds)

               (i)  The pregnancy of the Employee;

               (ii) The birth of a child of the Employee;

               (iii) The placement of a child with the Employee in connection with the adoption of the child by such Employee; or

               (iv)      The care of a child described in paragraph (ii) or
(iii) for a period beginning immediately following the birth or placement of such child.

          (bb) "Other Annuity" means a distribution described in Section 8.4(e).

          (cc) "Participant" means (i) an Employee participating in the Plan in accordance with Section 3, (ii) an Inactive Participant, and (iii) an Employee for whose benefit a part of the Trust is held by the Trustee as a result of a Rollover Contribution to the Trust pursuant to Section 5.13.

          (dd) "Participant Loan Fund" means the fund for investment in loans made to Participants, as described in Section 6.5.

          (ee) "Period of Separation" means a period of time beginning on an Employee's Separation Date and ending on the date, if any, on which he again performs an Hour of Service with an Employer or with any Related Company that has not adopted the Plan.

          (ff) "Period of Service" means:

                    (i) For each employee whose Employment Commencement Date is on or after January 1, 1985:

               (A) The period beginning on his Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on his Separation Date; and

               (B) The following periods, if not otherwise included:

                         (1) Any period of Separation included pursuant to
          Section 3.2 by reason of the Employee's return to employment with an Employer;

                         (2) Any period during which the Employee was employed by a Related Company which has not adopted the Plan;

                         (3) Any period extending beyond an Employee's Separation Date during which the Employee is on an unpaid leave of absence authorized by an Employer, provided that immediately after such period the Employee returns to the employment of the Corporation or any Related Company, unless he is prevented from doing so by his death, Disability or Retirement under the Plan;


                         (4) To the extent required by law, any period after the Employee's Employment Commencement Date during which he is absent from employment with an Employer because of service in the United States armed forces:

                         (5) Any period extending beyond an Employee's Separation Date. but not beyond his Normal Retirement Date, during which he is absent from employment with an Employer because of a Disability, provided that such period is followed either by the Employee's death, Retirement under the Plan, return to the employment of an Employer or a Related Company which has not adopted the Plan, or failure to return to such employment because of inability to perform services with any of those entities commensurate with his previous skills. If the Disability ends before the Employee's Retirement and he fails to return to such employment for any reason other than those stated, this paragraph shall not apply, and his Separation Date shall be determined pursuant to Section 21(ss)(ii); and


                         (6) Any period, before the date of acquisition, during
               which the Employee was employed by a company whose business was acquired by an Employer (through merger, stock purchase, asset purchase or otherwise), to the extent that the Employer has agreed to grant Service to employees of such company on a uniform and nondiscriminatory basis.

               (ii) For each Employee whose Employment Commencement Date is before January 1, 1985, the total of:

                    (A) The amount of Service that he accumulated through the end of the latest Computation Period ending on or before December 31, 1984 under the Plan as then in effect;

                    (B) The greater of:

                         (1) The actual time, if any, elapsed during the period
               beginning on the first day of the Computation Period in which January 1, 1985 falls and ending on the earlier of his Separation Date or the last day of that Computation Period or

                         (2) The amount of Service, if any, that he accumulated
               during the period beginning on the first day of the Computation Period in which January 1, 1985 falls and ending on the earlier of his Separation Date or December 31, 1984 under the Plan, as in effect on December 31, 1984; and

                    (C) The period of time beginning on the day after the last day of the Computation Period in which January 1, 1985 falls, and ending on his Separation Date; and also including the period described in paragraph (i)(B), if not otherwise included.

The Period of Service shall be determined in accordance with applicable regulations of the United States Department of Labor and Department of the Treasury. All of an Employee's Periods of Service, whether or not consecutive, shall be aggregated except Periods of Service before a Period of Separation which are disregarded because they do not meet the test provided in Section 3.2(e)(i).

          (gg) "Plan" means the COMSAT Corporation Savings and Profit-Sharing Plan, as amended from time to time.

          (hh) "Plan Administrator or Administrators" means the individual, Committee or both appointed by the Board in accordance with Section 13.1.

          (ii) "Plan Year" means the calendar year.

          (jj) "Pre-Tax Contribution" means a contribution to the Trust by the Employer on behalf of a Participant as provided in Section 5.1(a). The use of the term "Pre-Tax Contributions" refers to the fact that these contributions are excluded from a Participant's income for federal income tax purposes; it does not refer to the treatment of these contributions for other federal, state or local tax purposes.

          (kk) "Pre-Tax Contributions Account" means the Account recording the Pre-Tax Contributions by a Participant, as provided in Section 7.1(a)(iii).

          (ll) "Qualified Joint and Survivor Annuity" means a distribution described in Section 8.4(d).

          (mm) "Reemployment Commencement Date" means the first date, following a Period of Separation which is not included in an Employee's Period of Service, on which the Employee performs an Hour of Service.

          (nn) "Related Company" means:

               (i) Any corporation which is a member of the same controlled group of corporations (as defined in section 414(b) of the Code) as the Corporation; and.

               (ii) Any trade or business, whether or not incorporated, which is under common control (as defined in section 414(c) of the Code) with the Corporation.

          (oo) "Retirement" means termination of employment with an Employer (without simultaneously becoming employed by another Employer or by a Related Company) on an Early Retirement Date or on or after the Normal Retirement Date.

          (pp) "Rollover Contribution" means an amount which, under section 402(a)(5) of the Code, may be transferred from a qualified trust to an eligible retirement plan without being includible in the gross income of an employee.

          (qq) "Rollover Contributions Account" means the Account recording a Participant's Rollover Contribution, as provided in Section 7.1(a)(iv).

          (rr) "Salary Reduction Agreement" means the agreement described in
Section 4.1.

          (ss) "Separation Date" means the earlier of:

                    (i) The date on which an Employee leaves the employment of the Corporation and all Related Companies by resignation, retirement, discharge or death;

                    (ii) The first anniversary of the first date of a period in which an Employee remains absent from employment with the Corporation and all Related Companies (with or without pay) for any other reason, including leave of absence and Disability, except Maternity or Paternity Leave; or.

                    (iii) The second anniversary of the first date of a period in which an Employee remains absent from employment with the Corporation and all Related; Companies (with or without pay) by reason of Maternity or Paternity Leave.

          (tt) "Service" means the period considered in determining an Employee's eligibility to participate in the Plan and vested rights in his Employer Contributions Account under the Plan.

          (uu) Spouse" means:

               (i) For purposes of Section 8.4(f), the person who is married to a Participant on the date on which the Participant makes an election not to take a Qualified Joint and Survivor Annuity;

               (ii) For purposes of Section 10.1, the person who is married to a Participant on the Date a loan from the Trust is made to the Participant; and

               (iii) For purposes of Section 8.2, the person who is married to a Participant on the date of the Participant's death.

          (vv) "Trust" means the trust created by the Trust Agreement.

          (ww) "Trust Agreement" means the trust agreement entered into pursuant to Section 12.1, as such agreement may be amended from time to time.

          (xx) "Trustee" means the entity appointed by the Board to serve as trustee pursuant to the Trust Agreement, in accordance with Section 12.1.

          (yy) "Valuation Date" means the last day of the Plan Year and such other date or dates deemed necessary by the Plan Administrator.

          (zz) "Year of Participation" means a one-year period during the entirety of which an employee of the Corporation or a Related Company is a Participant in the Plan.

     2.2 Construction.

          Wherever applicable, the masculine pronoun means or includes the feminine pronoun, words used in the singular include the plural, and vice versa.

     SECTION 3 - ELIGIBILITY AND PARTICIPATION

     3.1  Initial Eligibility.

               (a) Each Employee who was a Participant on December 31, 1984 and whose participation has not otherwise terminated shall be eligible to be a Participant on January 1, 1985.

               (b) Each Employee who was not a Participant on December 31, 1984 shall be eligible to become a Participant as follows:

                    (i) Each Employee whose customary employment is for not less than 20 hours per week and not less than 12 months per calendar year shall be eligible to become a Participant on the first day on which he performs an Hour of Service or on the first day of any subsequent pay period provided he is then still an Employee.

                    (ii) Each other Employee shall be eligible to become a Participant on the first day of the pay period next following the date upon which he has completed a Period of Service of one year, or on the first day of any subsequent pay period provided, he is then still an Employee. An Employee who completes the eligibility requirements of the preceding sentence during a Period of Separation which is included in his Period of Service pursuant to
Section 3.2 shall be eligible to become a Participant on the date his Period of Separation ends.

          (c) Participation in the Plan by an Employee shall be entirely voluntary.

     3.2  REEMPLOYMENT.

          If an Employee ceases to be an Employee and later becomes an Employee again, the following rules shall apply:

          (a) If he ceases to be an Employee by reason of resignation, discharge or Retirement and then has an Hour of Service within 12 months of his Separation Date, his Period of Separation shall be included in his Period of Service.

          (b) Notwithstanding paragraph (a), if he ceases to be an Employee by reason of resignation, discharge or Retirement during a period in which he has been absent from employment for 12 months or less for any other reason, and then has an Hour of Service within 12 months of the date on which he was first absent from employment, his Period of Separation shall be included in his Period of Service.

          (c) Except as provided in paragraph (e), he shall be eligible to become an active Participant upon meeting the requirements of Section 3.1(b).

          (d) If he becomes an Employee again before incurring a Period of Separation of one year, he shall have the rights specified in Section 5.10(b).

          (e) If he returns to employment with an Employer after incurring a Period of Separation of 12 consecutive months:

                    (i) If he did not have a vested right to any portion of his Employer Contributions Account pursuant to Section 7 at the time he ceased to be an Employee, any Periods of Service of his before any period of consecutive one-year Periods of Separation shall be reinstated unless the number of consecutive one-year Periods of Separation within such period equals or exceeds the greater of (A) 5 or (B) the aggregate number of one-year Periods of Service before such period. If any Periods of Service are required to be reinstated by reason of the preceding sentence, he shall be eligible to become an active participant on his Reemployment Commencement Date. If any Periods of Service are not required to be taken into account by reason of a period of consecutive one-year Periods of Separation to which this paragraph (i) applies, such Periods of Service shall not be taken into account in applying this paragraph (i) to a later period of consecutive one-year Periods of Separation.

                    (ii) If he had a vested right to any portion of his Employer Contributions Account pursuant to Section 7 at the time he ceased to be an Employee, he shall be eligible to become an active Participant on his Reemployment Commencement Date, and the Periods of Service to which he was entitled at the most recent date of termination shall be reinstated.

          3.3  Method of Enrollment.

                    To become a Participant, effective as of the appropriate date specified in Section 3.1 or 3.2, an eligible Employee shall execute and file, in accordance with Section 16.4: (a) a Salary Reduction Agreement in accordance with Section 4.1; and (b) an investment direction in accordance with
Section 6.2.

          3.4  Inactive Participants.

                    A Participant who ceases to be an Employee shall thereafter be an Inactive Participant until his Accounts have been fully distributed.

          3.5  Transfer to a Related Company Which Has Not Adopted the Plan.

                    If a Participant is transferred to a Related Company which has not adopted the Plan, no further contributions to the Trust shall be made by or on behalf of the Participant under the Plan, unless the Participant is subsequently transferred back to the employment of an Employer and a new Salary Reduction Agreement is executed in accordance with Section 4.6.

          SECTION 4 - SALARY REDUCTION AGREEMENTS

          4.1  Nature of Agreement.

                    A Salary Reduction Agreement shall be an agreement, made in accordance with Section 16.4, by which the Participant and the Employer agree that, starting as of the effective date of the Salary Reduction Agreement, the Employer shall: (a) reduce the Compensation otherwise payable to the Participant thereafter by a whole percentage (as selected by the

Participant) not to exceed the maximum percentage permitted under Section 5.1(a) and; (b) subject to the limitations of Section 5.1(b) and 5.12, contribute the amounts of such reduction in Compensation to the Trust on behalf of the Participant as Pre-tax Contributions under Section 5.1.

     4.2 Effective Date.

               Except as provided in Sections 4.4, 4.5 and 4.6, the effective date of a Salary Reduction Agreement shall be the first day of the Participant's first payroll period commencing after the date the Salary Reduction Agreement is received by the Plan Administrator, in accordance with Section 16.4, provided that such effective date is no earlier than the date the Participant first becomes eligible to be a Participant, and provided further that such effective date shall be no earlier than is practicable in the case of a newly hired Employee.

     4.3 Reduction of Pre-tax Contributions.

               Each Salary Reduction Agreement shall provide that if the Plan Administrator determines that all or part of the reduction in the Participant's Compensation for any Plan Year may not be contributed to the Trust because of the limitations of Sections 5.1(b) or 5.12, the Employer shall not be required to make such contribution to the Trust, and instead shall pay the amount which is not contributed to the Trust directly to the Participant as additional compensation as soon as practicable, but in no event later than 30 days after the close of the Plan Year.

     4.4 Amendment.

               A Participant may amend his Salary Reduction Agreement at any time with respect to Compensation not yet earned to change the percentage of reduction in his Compensation amount, within the limits of Section 5.1, effective as of the first day of the first payroll period beginning after the date the amended Salary Reduction Agreement is received by the Plan Administrator in accordance with Section 16.4.

     4.5 Termination and Resumption.

               A Participant may terminate his Salary Reduction Agreement at any time with respect to Compensation not yet earned, effective as of the first day of the first payroll period commencing after the date the Participant's notice of termination is received by the Plan Administrator in accordance with Section
16.4. A Participant who terminates his Salary Reduction Agreement may execute a new Salary Reduction Agreement and resume having Pre-tax Contributions made on his behalf, as of the first day of the first payroll period commencing after the date the new Salary Reduction Agreement is received by the Plan Administrator in accordance with Section 16.4.

     4.6 Transfer to a Related Company Which Has Not Adopted the Plan; Termination of Employment.

               A Participant's Salary Reduction Agreement shall automatically terminate if the Participant transfers to a Related Company which has not adopted the Plan or otherwise terminates his employment with an Employer. If such a Participant (or former Participant) subsequently returns to the employment of an Employer, the Participant shall be permitted to execute a new Salary Reduction Agreement and resume having contributions made to the Trust on his behalf pursuant to Sections 4.1 and 4.2, provided that the effective date of the new Salary Reduction Agreement shall in no event be earlier than the date the Participant resumes employment with the Employer.

     SECTION 5 - CONTRIBUTIONS

     5.1  Pre-Tax Contributions.

               (a) The Employer shall make Pre-Tax Contributions to the Trust on a Participant's behalf for each payroll period in an amount equal to a whole percentage of his Compensation, as authorized by the Participant in his Salary Reduction Agreement executed and filed in accordance with Section 16.4. Such amount shall not exceed the maximum percentage prescribed from time to time by the Committee in its sole discretion, provided that in no event shall such maximum percentage exceed 15%. For each Plan Year beginning after December 31, 1987, such amount shall not exceed, during any taxable year of the participant, the limitation imposed by section 402(g) of the Code, as in effect of the beginning of such taxable year. If such dollar limitation is exceeded, the Participant will be deemed to have notified the Plan Administrator of such excess amount, which shall be distributed in a manner consistent with Section 5.1(c). The dollar limitation shall be adjusted annually pursuant to the method provided in section 415(d) of the Code in accordance with applicable Treasury Regulation.

               (b) To ensure that the Plan constitutes a qualified "cash or deferred arrangement" under section 401(k) of the Code and the applicable Treasury Regulations under that section, the Plan Administrator shall monitor the amounts of Pre-Tax Contributions made. If the Plan

Administrator, in the Plan Administrator's sole discretion, determines that it is necessary or desirable that the amount of Pre-Tax Contributions being made for one or more Participants be altered in order that the Plan satisfy the requirements under the Code and Treasury Regulations for a "cash or deferred arrangement (including the requirement to Section 5.2 and 5.3)," the Plan Administrator shall take whatever actions it deems necessary or desirable to ensure that such requirements are satisfied. In doing so it shall treat all Participants who are similarly situated in a nondiscriminatory and uniform manner and shall not discriminate in favor of Employees who are officers or shareholders of an Employer or highly compensated employees within the meaning of section 414(q) of the Code. Subject to Section 5.1(c) such action by the Plan Administrator may relate to past or future Pre-Tax Contributions or both. To the extent permitted by applicable law, such action may include, but shall not be limited to: (i) reducing Pre-Tax Contributions for some or all Participants and returning the excess amounts to such Participants, (ii) recharacterizing all or a portion of the Pre-Tax Contributions as After-Tax Contributions, or (iii) temporarily suspending the ability of certain Participants to have all or a portion of the Pre-Tax Contributions made for them.

               (c) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Treas. Reg. section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in section 401(k) of the Code), a simplified employee pension (as defined in section 408(k) of the Code)), a salary reduction arrangement (within the meaning of section 3121(a)(5)(D) of the Code)), a deferred compensation plan under section 457 of the Code, or a trust described in section 501(c)(18) cumulatively exceed the limitation imposed by section 402(g) of the Code (as adjusted annually in accordance with the method provided in section 415(d) of the Code pursuant to applicable Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Distributions in accordance with this paragraph may be made for any taxable year of the Participant which begins after December 31, 1986. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

                    (i) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

                    (ii) the Participant shall designate the distribution as Excess Deferred Compensation; and

                    (iii) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

     5.2  Actual Deferral Percentage Tests.

          (a) For each Plan Year beginning after December 31, 1986, the annual allocation derived from Employer Pre-Tax Contributions to a Participant's Pre-Tax Contributions Account shall satisfy one of the following tests:

               (i) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

               (ii) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of section 401(k)(3) of the Code and Treas. Reg. section 1.401(k)-1(b) are incorporated herein by reference.

                     However, for Plan Years beginning after December 31, 1988, in order to prevent the multiple use of the alternative method described in (ii) above and in section 401(m)(9)(A) of the Code, any Highly Compensated Participant eligible to make elective deferrals pursuant to Section 5.1 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Related Employer shall have his actual contribution ratio reduced pursuant to Treas. Reg. section 1.401(m)-2, the provisions of which are incorporated herein by reference.

          (b) For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group of the amount of Employer Pre-Tax Contributions allocated to each Participant's Pre-Tax Contribution Account for such Plan Year, to such Participant's "415 Compensation" for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. Employer Pre-Tax Contributions allocated to each Non-Highly Compensated Participant's Pre-Tax Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer.

          (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of section 414(q)(6) of the Code because such Participant is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

               (i) The combined actual deferral ratio for the family group (which shall be determined by aggregating Employer Pre-Tax Contributions and "415 Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "415 Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to he compliance with this paragraph.

               (ii) The Employer Pre-Tax Contributions and "415 Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken unto account is paragraph (1) above.

               (iii) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (i) and (ii) above.

          (d) For the purposes of Sections 5.2(a), (b) and (c), a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 5.1, whether or not such deferral election was made or suspended pursuant to Section 5.1.

          (e) For the purposes of this Section and sections 401(a)(4), 401(b) and 401(k) of the Code, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of section 401(a)(4) or 410(b) of the Code (other than section 410(b)(2)(A)(ii) of the Code as in effect for Plan Years beginning after December 31, 1988), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy sections 401(a), 410(b) and 401(k) of the Code. In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and sections 401(a)(4), 410(b) and 401(k) of the Code. Plans may be aggregated under this paragraph (h) only if they have the same plan year.

          Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in section 4975(e)(7) or 409 of the Code may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and sections 401(a)(4), 410(b) and 401(k) of the Code.

          (f) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements (other than a cash or deferred arrangement which is part of an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code for Plan Years beginning after December 31, 1988) of the Employer or a Related Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, for Plan Years beginning after December 31, 1988, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

     5.3  Adjustment to Actual Deferral Percentage Tests.

          In the event that the initial allocations of the Employer's Pre-Tax Contributions made pursuant to Section 5.1 do not satisfy one of the tests set forth in Section 5.2(a) for Plan Years beginning after December 31, 1986, the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

          (a) On or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions distributed to him and/or at his election recharacterized as an After-Tax Contribution pursuant to Section 5.6 until one of the tests set forth in Section 5.2(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process shall continue until one of the tests set forth in Section 5.2(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Pre-Tax Contributions on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his "415 Compensation." However, in determining the amount of Excess Contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferral Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year

               (i) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                         (1) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

                         (2)  shall be adjusted for Income; and

                         (3) shall be designated by the Employer as a distribution of Excess Contributions (and Income).

               (ii) With respect to the recharacterization of Excess Contributions pursuant to (a) above, such recharacterized amounts:

                         (1) shall be deemed to have occurred on the date on which the last of those Highly Compensated Participants with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

                         (2)  shall not exceed the amount of Deferred
               Compensation on behalf of any Highly Compensated Participant for any Plan Year;

                         (3)  shall be treated as voluntary Employee
               contributions for purposes of section 401(a)(4) of the Code and Treas. Reg. section

               1.401(k)-1(b). However, for purposes of Section 5.1(c), recharacterized Excess Contributions continue to be treated as Employer contributions that are Deferred Compensation. For Plan Years beginning after December 31, 1988, Excess Contributions recharacterized as After-Tax Contributions shall continue to be nonforfeitable and subject to the distribution rules as Pre-Tax Contributions;

                         (5)  shall be adjusted for Income.

               (iii) Any distribution and/or recharacterization of less than the entire amount of Excess Contributions shall be treated as pro rata distribution and/or recharacterization of Excess Contributions and Income.

               (iv) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall then be allocated among the Family Members in proportion to the Pre-Tax Contributions of each Family Member that were combined to determine the group actual deferral ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

          (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Pre-Tax Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.2. Such contribution shall be allocated to the Participants Pre-Tax Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

          (c) If during a Plan Year, the projected aggregate amount of Pre-Tax Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.2(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 5.1(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 5.1 by an amount necessary to satisfy one of the tests set forth in Section 5.2(a).

     5.4  Actual Contribution Percentage Tests.

          (a) The "Actual Contribution Percentage" for Plan Years beginning after December 31, 1986 for the Highly Compensated Participant group shall not exceed the greater of:

                         (1) 125 percent of such percentage for the Non-Highly
               Compensated Participant group; or

                         (2) the lesser of 200 percent of such percentage for
               the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, for Plan Years beginning after December 31, 1988, to prevent the multiple use of the alternative method described in this paragraph and section 401(m)(9)(A) of the Code, any Highly Compensated Participant eligible to make elective deferrals pursuant to
               Section 5.1 or any other cash or deferred arrangement maintained by the Employer or a Related Employer and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Treas. Reg. section 1.401(m)-2. The provisions of section 401(m) and Treas. Reg. sections 1.401(m)- 1(b) and 1.401(m)-2 are incorporated herein by reference.

          (b) For the purposes of this Section and Section 5.5 "Actual Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                         (1) Excess Contributions recharacterized as After-Tax
               contributions pursuant to Section 5.5 on behalf of each such Participant for such Plan Year; to

                         (2) the Participant's "415 Compensation" for such Plan
               Year.

          (c) For purposes of determining the "Actual Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section 5.5, the Plan Administrator may elect to take into account qualified non-elective contributions (as defined in section

401(m)(4)(C)) of the Code contributed to any plan maintained by the Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Treas. Reg. section 1.401(m)-1(b)(5) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

          (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of section 414(q)(6) of the Code because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

               (i) The combined actual ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Excess Contributions recharacterized as After-Tax contributions pursuant to Section 5.3 and "415 Compensation" of all eligible Family Members (including Highly Compensated Participants). However, in applying the $200,000 limit to "415 Compensation" for Plan Years beginning after December 31, 1988, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.

               (ii) Excess Contributions recharacterized as After-Tax contributions pursuant to Section 5.5 and "415 Compensation" of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (i) above.

               (iii) If a Participant is required to be aggregate as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and (2) above.

          (e) For purposes of this Section and sections 401(a)(4), 410(b) and 401(m) of the Code, if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of sections 401(a)(4) or 410(b) of the Code (other than the average benefits test under section 410(b)(2)(A)(ii) of the Code as in effect for Plan Years beginning after December 31, 1988), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy sections 401(a)(4), 410(b) and 401(m) of the Code. In such a case, the aggregated plans must satisfy this Section and section 401(a)(4), 410(b) and 401(m) of the Code as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (e) for Plan Years beginning after December 31, 1988, only if they have the same plan year.

                    Notwithstanding the above, for Plan Years beginning after December 31, 1988, an employee stock ownership plan described in section 4975(e)(7) or 409 of the Code may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section or sections 401(a)(4), 410(b) and 401(m) of the Code.

          (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in section 4975(e)(7) or 409 of the Code for Plan Years beginning after December 31, 1988) which are maintained by the Employer or Related Company to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, for Plan Years beginning after December 31, 1988, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

     5.5  Adjustment to Actual Contribution Percentage Tests.

          (a) In the event that, for Plan Years beginning after December 31, 1986, the "Actual Contribution Percentage" for the Highly Compensated Participant group exceeds the "Actual Contribution Percentage" for the Non-Highly Compensated Participant group, pursuant to Section 5.4(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan
Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio, his portion of Excess Aggregate Contributions (and Income allocable to such contributions) until either one of the tests set forth in Section 5.4(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section 5.4(a) is satisfied.

          (b) Any distribution of less than the entire amount of Excess Aggregate Contributions (and Income) shall be treated as a pro rata distribution of Excess Aggregate Contributions and Income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and Income).

          (c) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to Excess Contributions recharacterized as After-Tax Contributions pursuant to Section 5.5(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to
Section 5.4(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his "415 Compensation." The actual contribution ratio must be rounded to the nearest one-hundredth of one percent for Plan Years beginning after December 31, 1988. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Excess Contributions recharacterized as voluntary Employee contributions pursuant to Section 5.3(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 5.4(c) on behalf of such Highly Compensated Participant for such Plan Year.

          (d) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as After-Tax contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in section 401(k) of the Code) maintained by the Employer that ends with or within the Plan Year or which is treated as After-Tax contributions due to recharacterization pursuant to
Section 5.3(a).


          (e) If the determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules, then the actual contribution ratio shall be reduced and the Excess Aggregate Contributions for the family unit shall be allocated among the Family Members in proportion to the sum of Excess Contributions recharacterized as After-Tax contributions pursuant to Section 5.3(a) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 5.4(c) of each Family Member that were combined to determine the group actual contribution ratio. Notwithstanding the foregoing, with respect to Plan Years beginning prior to January 1, 1990, compliance with the Regulations then in effect shall be deemed to be compliance with this paragraph.


          (f) If during a Plan Year the projected aggregated amount of voluntary Employee contributions and Excess Contributions to be recharacterized as voluntary Employee contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 5.4(a), cause the Plan to fail such tests, then the Plan Administrator may automatically reduce proportionately or in the order provided in Section 5.5(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in
Section 5.4(a).

          (g) Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Pre-Tax Contribution on behalf of

Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 5.4(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate account shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to Section 5.2(a).

     5.6  After-Tax Contributions.

          For Plan Year commencing prior to January 1, 1989, the Employer made payroll deductions for After-Tax Contributions to the Trust in an amount equal to a whole percentage (as authorized by the Participant) not to exceed 6% of his Compensation; provided, further that no After-Tax Contribution may be made by a
              -----------------
Participant unless he has also authorized the Employer to make Pre-Tax Contributions on his behalf equal to the maximum percentage of his Compensation in effect at the time pursuant to Section 5.1. Effective for Plan Years commencing after December 31, 1988, no After-Tax Contributions may be made to the Plan except as provided in Section 5.1(b)(ii).

     5.7  Employer Contributions.

          (a) Subject to the limitations of Sections 5.9 and 5.10, the Employer shall make an Employer Contribution to the Trust on behalf of each Participant for each payroll period in an amount equal to:

               (i) 100% of each Pre-Tax Contribution made on behalf of the Participant not in excess of 2% of the Compensation otherwise payable to the Participant for such payroll period;

               (ii) 25% of each Pre-Tax Contribution made on behalf of the Participant in excess of 2%, but not in excess of 6%, of the Compensation otherwise payable to the Participant for such payroll period.

          (b) Subject to the limitations of Sections 5.9 and 5.10, each Employer shall make an additional Employer Contribution to the Trust for each Plan Year on behalf of each Participant (i) who is an Employee of such Employer as of December 1 of such Plan Year or (ii) who ceases to be an Employee of such Employer during such Plan Year by reason of Retirement, Disability or death, in an amount equal to such additional whole percentage, not to exceed 50%, of all Pre-Tax Contributions described in paragraph (a)(ii) made on behalf of the Participant as is authorized by the Board or by the Board of Directors Employer in its sole discretion.

     5.8  Making of Contributions to Trustee.

          Employer Contributions and Pre-Tax Contributions shall be made by the Corporation, on behalf of the Employers, in cash to the Trustee as soon as practicable, and in no event later than 30 days after the close of the Plan Year for which they were made, provided that Employer Contributions to be invested in the Investment Fund described in Section 6.1(c) may be made by the Corporation in shares of Corporation Stock. After-Tax Contributions shall be made by the Corporation, on behalf of the Participant, in cash to the Trustee at the same time as the Employer Contributions and Pre-Tax Contributions for the corresponding period.

     5.9  Earnings and Profits Limitation.

          Effective for Plan Years commencing subsequent to December 31, 1994, Employer Contributions and Pre-Tax Contributions shall be made without regard to the Employers' current net income and/or accumulated earnings. Effective for Plan Years commencing prior to January 1, 1995, Employer Contribution and Pre-Tax Contributions shall be made only out of the Employer's current net income and or accumulated earnings, as determined, in accordance with generally accepted accounting principles, for purposes of the Employers' financial statements and their reports, if any, to the Securities and Exchange Commission. Any Employer, in its discretion, may make Employer Contributions in any Plan Year on behalf of any other Employer to the extent that such other Employer has insufficient current net income or accumulated earnings for such Plan Year, subject to the limitations of section 404(a)(3)(B) of the Code.

     5.10  Forfeitures.

           (a) All amounts forfeited under the Plan by Participants shall be applied to reduce subsequent Employer Contributions otherwise payable. If the Plan is terminated, any forfeitures not previously applied shall be credited ratably to the Accounts of the Participants, in proportion to the amounts of Employer Contributions credited to their respective Employer Contributions Accounts during the Plan Year in which the Plan is terminated and remaining in such Employer Contributions Accounts as of the date of termination.

          (b) If a Participant who forfeited his Employer Contributions Account by reason of a distribution under Section 8.3 repays to the Trust, through the Plan Administrator, the full amount distributed from his Pre-Tax Contributions Account pursuant to such Section, the Employer will contribute to the Trust, as soon as practicable after such repayment, an amount equal to the amount in the Employer Contributions Account so forfeited, unadjusted for any gains or losses during the period from the effective date of the distribution to the effective date of repayment. Such repayment by the Participant must be made before the five years after the date of the Participant's resumption of employment covered by the Plan. Notwithstanding the preceding sentence, such repayment may be made by the Participant at any time before the end of a period of 5 consecutive one-year Periods of Separation. The amounts so paid by the Participant and the Employer will be credited to the Participant's After-Tax Contributions Account and Employer Contributions Account in accordance with the Plan as of the Valuation Date coincident with or next following the date on which the Participant's repayment was received by the Plan Administrator.

     5.11  Return of Contributions.

           (a) Contributions to the Trust are conditioned upon the qualification of the Plan under section 401 of the Code. If the Plan is disqualified, the Plan Administrator may direct the Trustee to return the contributions made with respect to any period after the effective date of the disqualification to the Corporation within one year after the effective date of such disqualification, to the extent permitted by applicable law.

           (b) The making of each Employer Contribution and Pre-Tax Contribution is conditioned upon its deductibility under section 404 of the Code. If any portion of an Employer

Contribution or a Pre-Tax Contribution is made by reason of (i) a good faith mistake of fact or (ii) a good faith mistake in determining its deductibility, the Plan Administrator may direct the Trustee to return to the Corporation such Employer Contribution or Pre-Tax Contribution to the extent that it exceeds the amount that would have been contributed if such event had not occurred. Such return shall be made within one year after the date of the disallowance of the deduction or the mistaken payment to the Trustee, as the case may be. Earnings attributable to the excess amount shall not be returned. Losses attributable to the excess amount shall reduce the amount to be returned. If the withdrawal of the amount attributable to the mistaken contribution would cause the balance of any Account to be reduced to less than the balance it would have had if the mistaken contribution had not been made, the amount to be returned to the Corporation shall be limited so as to avoid such reduction.

          (c) Any amount pertaining to a Pre-Tax Contribution returned to the Corporation pursuant to this Section shall be paid promptly, as additional compensation, to the Participant for whom the Pre-Tax Contribution was made, to the extent permitted by applicable law.

     5.12  General Limitation on Contributions.

          (a)  For purposes of this section:

               (i) "Corporation" shall include any Related Company, whether or not it is an Employer.

               (ii) The definition of "Related Company" shall be modified as provided in section 415(h) of the Code.

               (iii) "Compensation" means a Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with an Employer in a Plan Year (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements, or other expense allowance under a new accountable plan as described in Treas. Reg.
section 1.62-2(c)), and excluding the following:

                    (A) Employer contributions to a plan of deferred compensation which are no includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                    (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                    (D) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the

          Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this Section 5.12, Compensation for a Plan Year is the Compensation actually paid or includible in gross income during such year.

               (iv) "Annual Additions" means the sum of the following amounts credited for a Plan Year to a Participant's Accounts under the Plan (excluding Rollover Contributions) and his accounts under all defined contribution plans (as defined in section 415(k) of the Code), whether or not terminated, of the Corporation :

                    (A) Contributions by the Corporation (including Pre-Tax Contributions);

                    (B) Forfeitures; and

                    (C) Participant's After-Tax Contributions.

          (b) In no event shall the Annual Additions for a Participant for a Plan Year exceed the lesser of:

               (i)  25% of the Participant's Compensation for the Plan Year, or

               (ii) $30,000 or such larger amount for defined contribution plans as determined by the Commissioner of Internal Revenue for the Plan Year pursuant to section 415(d) of the Code and applicable Treasury Regulations.

          (c) If the Annual Additions for a Participant for a Plan Year would otherwise exceed the limitations of paragraph(b), the excess amounts shall be eliminated in the following order: (i) from allocations under the Plan occurring after the date allocations under the other defined contribution plans actually are made, and (ii) from allocations under the other plans.

          (d) Eliminations of excess amounts under the Plan by reason of this Section shall be made as follows:

                    (i) Any After-Tax Contributions provided for in Sections 5.1(b)(ii) with respect to the Participant for the Plan Year causing such excess amount, plus any earnings attributable to such contributions, shall be immediately returned to the Participant.

                    (ii) If an excess amount still exists thereafter, such amount shall be used to reduce the Employer Contributions on behalf of the Participant for the next Plan Year and each succeeding Plan Year, if necessary. However, if the Participant is not covered by the Plan at the end of the Plan Year, any remaining excess amount shall be held in a suspense account and applied to reduce future Employer Contributions for all remaining Participants in the next Plan Year and each succeeding Plan Year, if necessary.

     5.13  Rollover Contributions.

           (a) An Employee who meets the eligibility requirements of Section 3.1 or 3.2 may, with the approval of the Plan Administrator after notice to the Plan Administrator made in accordance with Section 16.4, contribute cash to the Trust as a Rollover Contribution. The Plan Administrator may impose such requirements as deemed necessary or desirable to ensure to the extent possible that amounts proposed to be contributed under this Section qualify as Rollover

Contributions. An Employee who makes a Rollover Contribution shall become a Participant if he was not a Participant before making such contribution.

          (b) A Rollover Contribution shall be fully vested and nonforfeitable.

          (c) The Trustee shall hold the Rollover Contribution as a part of the Trust for the benefit of the Participant. Except as otherwise provided in the Plan, a Rollover Contribution shall be held and administered in the same manner as an Employer Contribution, except that a Rollover Contribution may not be invested in the Investment Fund described in Section 6.1(c).

     SECTION 6 - INVESTMENTS

     6.1 Investment Funds.

               The media for investment of amounts held by the Trustee shall be the following Investment Funds:

               (a) A fund applied by the Trustee to the payment of premiums upon, or consideration for, policies or contracts issued by insurance companies designated by the Board, which policies or contracts provide for a guarantee of principal and a specified rate of interest for a specified term;

               (b) Shares of stock of one or more mutual funds designated by the Board; and

               (c) A fund invested by the Trustee in shares of Corporation Stock purchased by the Trustee in the open market or contributed by the Corporation in kind.

     6.2  Investment Directions.


               (a) Each Participant shall, at the time he becomes a Participant, direct in accordance with Section 16.4 that the Pre-Tax Contributions made on his behalf shall be invested in any whole percentage in any of the Investment Funds authorized pursuant to Section 6.1.

               (b) Employer Contributions on his behalf shall be invested in the Investment Fund described in Section 6.1(c).

               (c) Each Employee making a Rollover Contribution shall, at the time he makes the Rollover Contribution, direct in accordance with Section 16.4 that such contribution be invested in any whole percentage of any of the Investment Funds authorized pursuant to Section 6.1.

     6.3  Changes in Investment Direction.

               Any investment direction given by a Participant shall continue in effect until changed by the Participant. A Participant may change his investment direction as to future Pre-Tax contribution and as to the amounts already in his Pre-Tax Contributions Account, After-Tax Contributions Account or Employer Contributions Account, or the account for his Rollover Contributions, at any time.

     6.4  Investment of Dividends, Interest, Etc.

               Dividends, interest and other distributions received by the Trustee with respect to each Investment Fund shall be invested in the same such Fund.

     6.5  Participant Loan Fund.

               The Trustee shall establish a Participant Loan Fund, which shall be invested solely in loans made to Participants in accordance with Section 10. Separate accounts shall be established within the Participant Loan Fund to reflect loans made to each Participant. Payments of interest and principal on a loan to a Participant shall be credited to the separate account for such Participant. All amounts in the Participant Loan Fund resulting from payments of interest and principal on such loan by a Participant shall be withdrawn from such fund and shall be invested for his Accounts in the Investment Funds selected by him in accordance with Sections 6.2 and 6.3.

     6.6  Valuations.

               The assets of the Trust shall be valued as of each Valuation Date at their fair market value, as determined by the Trustee, except that loans shall be valued at face amount.

     SECTION 7 - ACCOUNTS; ALLOCATIONS; VESTING

     7.1  Accounts.

               (a) The Plan Administrator shall cause to be maintained for each
Participant:

                         (i) An After-Tax Contributions Account, showing the
original amount of After-Tax Contributions on his behalf and the earnings or losses related to such contributions, his interest in each Investment Fund attributable to such contributions and earnings or losses, and the amount of withdrawals and distributions, if any;

               (ii) An Employer Contributions Account, showing the original amount and current value of Employer Contributions on his behalf, his interest in each Investment Fund attributable to such value, and the amount of withdrawals and distributions, if any;

               (iii) A Pre-Tax Contributions Account, showing the original amount and current value of his Pre-Tax Contributions, his interest in each Investment Fund attributable to such value, and the amount of withdrawals and distributions, if any; and

               (iv) If the Participant made a Rollover Contribution, a Rollover, Contributions Account, showing the original amount and current value of such Rollover Contribution, his interest in each Investment Fund (or other investment) attributable to such value, and the amount of distributions, if any.

          (b) Each Participant shall be furnished a statement of his Accounts at least annually.

          (c) All amounts in a Participant's accounts as of December 31, 1984 under the Plan as then in effect, shall be transferred to, and administered as part of his Accounts as of January 1, 1985. Amounts in his Thrift Account as of such date shall be transferred to his Employer Contributions Account. Amounts in his Savings Account and his Supplementary Contributions Account shall be transferred to his After-Tax Contributions Account.

     7.2  Allocations.

          As of each appropriate Valuation Date, the Plan Administrator shall do or cause to be done the following:

          (a) Allocate and credit Employer Contributions to the Employer Contributions Accounts of the respective Participants for whom they were made;

          (b) Allocate and credit Pre-Tax Contributions to the Pre-Tax Contributions Accounts of the respective Participants for whom they were made;

          (c) Allocate and credit After-Tax Contributions to the After-Tax Contributions Accounts of the respective Participants making the contributions;

          (d) Allocate and credit Rollover Contributions to the Rollover Contributions Accounts of the respective Participants making the contributions;

          (e) Allocate and credit (or charge, as, the case may be) the net income or loss of the Trust from each separate Investment Fund and the increase or decrease in the fair market value of the portion of the Trust invested in such Investment Fund pro rata to the various Accounts invested in that Investment Fund based an their account balances as of the preceding Valuation Date in accordance with uniform and nondiscriminatory rules, excluding any suspense account under Section 5.12(d) and any segregated account (which shall be credited or charged, as the case may be, with all income earned by it and all expense or loss incurred by it); and

          (f) Allocate and charge distributions to, or withdrawals or loans by, Participants and Beneficiaries to the Accounts of the respective Participants from which they were made.

     7.3  Vesting.

               (a) A Participant shall at all times have a fully vested and nonforfeitable interest in his Pre-Tax Contributions Account, his After-Tax Contributions Account and his Rollover Contributions Account.

               (b) A Participant who was an employee of the Corporation or a Related Company on December 31, 1984 shall have a fully vested and nonforfeitable interest in his Employer Contributions Account upon the Participant's completion of a Period of Service of one year.

               (c) A Participant who was not an employee of the Corporation or a Related Company on December 31, 1984 shall have a fully vested and nonforfeitable interest in his Employer Contributions Account upon the earlier of (i) the Participant's completion of two consecutive Years of Participation in the Plan or (ii) the Participant's completion of a Period of Service of five years.

               (d) All amounts in a Participant's Employer Contributions Account not previously vested shall become fully vested and nonforfeitable upon the Participant's (i) Retirement, (ii) Disability while employed by the Corporation or a Related Company, or (iii) death while employed by the Corporation or a Related Company.

               (e) If a Participant's employment with the Corporation and all Related Companies terminates for any reason other than Retirement, Disability or death, all amounts in the Participant's Employer Contributions Account not vested before the date of such termination of employment shall be forfeited.

     SECTION 8   -  DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT

     8.1  Distributions Upon Retirement or Disability.

               (a) Except as provided in paragraph (b), upon the Retirement or Disability of a Participant, the entire balance in his Accounts shall be distributed to him through one of the methods described in Section 8.4, as elected by the Participant in accordance with Section 16.4.

               (b) If a Participant retires on an Early Retirement Date or incurs a Disability, he may, by a written irrevocable election filed with the Plan Administrator before the Early Retirement Date, or not later than 30 days after the receipt of notice of eligibility for long-term disability benefits, elect to leave the entire balance (but not less than the entire balance) of his Accounts in the Trust Such Accounts shall be distributed to him (i) upon request made at any time in accordance with Section 16.4, (ii) upon his reaching his Normal Retirement Date or (iii) upon his death, whichever event is earlier. Such Participant shall have no right to withdraw amounts in his Accounts pursuant to
Section 9 before such event, but shall have the right to (i) make the elections provided in Sections 8.2 and 8.4 regarding the method of distribution to be applicable upon such event and (ii) change his investment directions in accordance with Section 6.3.

     8.2  Distributions Upon Death.

               (a) Each Participant may designate a Beneficiary or Beneficiaries to receive distribution of the Participant's Accounts in the event of his death. Each Beneficiary designation: (i) shall be made on a form filed in accordance with Section 16.4, (ii) shall be effective when, and only if made and filed in such manner during the Participant's lifetime, and (iii) upon such filing, shall automatically revoke all previous Beneficiary designations. A designation of a Beneficiary other than the Participant's Spouse shall not be treated as a valid Beneficiary designation unless: (i) the Spouse does not survive the Participant, or (ii) if the Spouse does survive the Participant, such Spouse consents in writing to such Beneficiary designation in accordance with Section 16.4, and such consent acknowledges the effect of such Beneficiary designation and is witnessed by the Plan representative or a notary public.

               (b) The Participant, on the form referred to in paragraph (a), may also elect the method of distribution of his Accounts, which shall be one of the methods described in Section 8.4.

               (c) Upon the death of a Participant, the amount in his Accounts with respect to which a Beneficiary has been designated pursuant to paragraph
(a) (to the extent such designation is valid under applicable law) shall be distributed to the designated Beneficiary or Beneficiaries. Such distribution shall be made as follows:

                    (i) If the Participant made the elections as to form and method of distribution pursuant to paragraph (b), distribution to the Beneficiary shall be made according to such elections.

                    (ii) If the Participant did not make one or both of such elections, the Beneficiary shall be entitled to make the election or elections not made by the Participant, in accordance with Section 16.4, as soon as practicable after the Participant's death.

               (d) For any amount in the Participant's Accounts not subject to a valid Beneficiary designation at the time of the Participant's death (because the designated Beneficiary predeceased the Participant or for any other reason), the Participant's surviving Spouse shall be the Beneficiary, or if there is no surviving Spouse, then the estate of the Participant shall be the Beneficiary. If a Beneficiary designated by the Participant to receive all or any part of the Participant's Accounts dies after the Participant but before complete distribution of that portion of the Accounts and at the time of the Beneficiary's death there is no valid designation of a contingent Beneficiary, the estate of such Beneficiary shall be the Beneficiary of the portion in question.

               (e) If there is any question as to the legal right of any Beneficiary to receive a distribution under the Plan, the distribution in question may be made at the discretion of the Plan Administrator to the Participant's surviving Spouse, or if there is no surviving Spouse, then to the estate of the Participant.


     8.3  Distributions Upon Other Terminations of Employment.

               (a) Except as provided in paragraph (b), upon termination of a Participant's employment with the Employer and all other Related Companies for any reason other than Retirement, Disability or death, there shall be distributed to such Participant in a Lump Sum Distribution (as described in Section 8.4(b)) the entire balance in his Pre-Tax Contributions Account, his After-Tax Contributions Account and his Rollover Contributions Account plus the balance in his Employer Contributions Account if such Account, as of the date of termination, is vested pursuant to Section 7.3; provided, however, that if the amount to be distributed exceeds $3,500, such amount shall not be distributed unless and until the Participant consents to such distribution in writing in accordance with Section 16.4. If such Participant's Employer Contributions Account is not vested pursuant to Section 7.3, it shall be forfeited.

               (b) If a Participant's employment with the Employer and all other Related Companies terminates on or after his 55th birthday for any reason other than Retirement, Disability or death, he may, by a written irrevocable election filed with the Plan Administrator before his termination date, elect to leave the entire balance (but not less than the entire balance) of his accounts in the Trust. Such Accounts shall be distributed to him, and such Participant shall have the rights regarding such Accounts prior to their distribution, as provided in Section 8.1(b).

     8.4  Methods of Distribution.

               (a) The methods of distribution under the Plan shall be the methods described in paragraphs (b) through (e) of this Section.

               (b) "Lump Sum Distribution" means a distribution of the entire amount in cash; provided, however, that the distribution of the portion, if any, of a Participant's Accounts are invested in the Investment Fund described in 6.1(c) shall be made, as elected (in accordance with Section 16.4) by the Participant or Beneficiary entitled to such distribution, either: (i) in whole shares of Corporation Stock with the value of any fractional shares and other amounts in the Participant's Accounts paid in cash, or (ii) entirely in cash.

               (c) "Installment Distribution" means a distribution of the entire amount in regular annual installments over a fixed number of years, not to exceed ten years, selected by the Participant or Beneficiary electing such distribution. The amount of each annual installment shall be determined by dividing the value of the Account as of the most recent Valuation Date by the number of remaining installments. The remaining balance of the Account shall be held in Trust subject to the administrative provisions of the Plan and Trust Agreement and shall be invested at the direction of the Participant.

               (d) "Qualified Joint and Survivor Annuity" means a single premium nontransferable annuity (as defined in section 401(g) of the Code) providing for an annual income payable to the Participant for life, with an annual income payable thereafter to and for the life of the Participant's spouse which is equal to not less than 50% of the amount of the annual income payable to the Participant.

               (e) "Other Annuity" means a single premium non - transferable annuity (as defined in section 401(g) of the Code) in a form other than that described in paragraph (d) which provides for payments over a period not to exceed the life of the Participant or the joint lives and the life of the survivor of the Participant and his designated beneficiary, or over a period certain not to exceed the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated beneficiary.

               (f) With respect to a married Participant who (i) dies (on or after his Normal Retirement Date) while still an employee, (ii) begins to receive payments under the Plan on or after his Normal Retirement Date (or his Early Retirement Date), or (iii) separates from service on or after his Normal Retirement Date (or Early Retirement Date) and dies after satisfying eligibility requirements for the payment of benefits under the Plan (except for the Plan requirement that a claim for benefits be filed) but before beginning to receive such benefits, no Other Annuity benefit (as described in paragraph (e)) may be paid unless an election not to take a Qualified Joint and Survivor Annuity has been made by the Participant, in accordance with, Section 16.4, within the 90-day period ending on the date on which payment of the Participant's benefits under the Plan are to begin. With regard to the election, the Administrator shall provide to the Participant no less than 30 days and no more than 90 days before the "annuity starting date" a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor annuity, (iii) the right of the Participant's spouse to consent to any election to waive the Qualified Joint and Survivor annuity, and (iv) the right of the Participant to revoke such election, and the effect of such revocation. Such election shall not be given effect unless the Participant's Spouse consents in writing to such election in accordance with
Section 16.4, and such consent acknowledges the effect of such election and is witnessed by a member of the Plan Administrator or a notary public. Notwithstanding the preceding sentence, an election by the Participant not to take a Qualified Joint and Survivor annuity shall be given effect if it is established to the satisfaction of a member of the Plan Administrator that the consent required by the preceding sentence may not be obtained because there is no Spouse, because the Spouse cannot be located or because of such other circumstances as may be prescribed in applicable Treasury Regulations. Any consent by a Spouse, or establishment that such consent may not be, obtained, pursuant to this paragraph (f) shall be effective only with respect to such Spouse.

               (g) For the purpose of any distribution pursuant to Section 8, a Participant's Accounts shall be valued as of the Valuation Date coincident with or next following the event which gave rise to the distribution.

     8.5  Time of Distributions.

               (a) Subject to the limitations of paragraph (b), each Lump Sum Distribution shall be made, and each other distribution shall begin, as soon as practicable after the Valuation Date referred to in Section 8.4(g).

               (b) Except as provided in paragraph (c), the distribution of each Account shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of: (i) the Participant's 65th birthday; (ii) the tenth anniversary of the date on which the Participant became a Participant; or (iii) the date on which the Participant's employment with the Employers and Related Companies terminates.

               (c) If a distribution cannot be made on the date described in paragraph (b) because: (i) the number of shares of Corporation Stock or the amount of cash required to be distributed cannot be ascertained by such date or
(ii) the Plan administrator has been unable to locate the Participant or Beneficiary after making reasonable efforts to do so, a distribution retroactive to such date may be made no later than 60 days after the earliest date on which the unsatisfied condition referred to above has been satisfied.

     8.6  Limitations on Payment Method.

               Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's Accounts made on or after January 1, 1985, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with section 401(a)(9) of the Code and the applicable Treasury Regulations thereunder, the provisions of which are incorporated herein by reference:

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

               (a) A Participant's Accounts shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 l/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five
(5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his Beneficiary) in accordance with applicable Treasury Regulations. Notwithstanding the foregoing, clause (ii) above shall not apply to any Participant unless the Participant had attained age 70 1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

               (b) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of section 401(a)(9)(G) of the Code and the applicable Treasury Regulations thereunder.

                         Additionally, for calendar years beginning before 1989,
distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's Life expectancy exceeds fifty percent

(50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

               (c) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance, with applicable Treasury Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treas. Reg. section 1.72-9.

     8.7  Incapacity of Distributees.

               If the Plan Administrator finds that a Participant or Beneficiary entitled to receive a distribution under the Plan is unable to care for his affairs because of mental or physical illness or injury, or is a minor, the Plan Administrator may direct the Trustee to make such distribution: (a) to the duly appointed guardian or other person or entity legally charged with the care of such Participant or Beneficiary or his estate, or (b) if no prior claim has been made by any such guardian, person or entity, to a relative or next friend of such Participant or Beneficiary for the benefit of such Participant or Beneficiary.

     8.8  Direct Rollover.

               (a) This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributes may elect at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

               (b) For purposes of this Section the following definitions shall apply:

                         (i)    An "eligible rollover distribution" is any
distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently, than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                         (ii)   An "eligible retirement plan" is an individual
retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                         (iii)  A "distributee" includes an Employee or former
Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic

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

relations order, as defined in section 414(p) of the Code are distributees with regard to the interest of the spouse or former spouse.

               (iv) A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee.

     SECTION 9 - WITHDRAWALS

     9.1  After-Tax, Employer and Rollover Contributions Accounts.

          (a) Upon request made in accordance with Section 16.4, a Participant may withdraw amounts from his After-Tax Contributions Account, his Employer Contributions Account and his Rollover Contributions Account, effective as of any subsequent Valuation Date, under the following conditions:

               (i) He may withdraw part or all of the amount in his After-Tax Contributions Account which, as of the effective Valuation Date of the withdrawal, is attributable to the then current value of the After-Tax Contributions credited to such Account. If the Plan Administrator maintains sub-accounts with respect to After-Tax Contributions (and earnings thereon) which were made on or before January 1, 1987, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

               (ii) He may withdraw part or all of the amount in his Employer Contributions Account which, as of the effective Valuation Date of the withdrawal is attributable to the then-current value of Employer Contributions credited to such Account; such withdrawal shall be limited to the portion of such Account which has been credited to such Account for

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

periods before the current Plan Year and the two preceding Plan Years, unless he has been a Participant for at least 60 full months.

               (iii) He may withdraw part or all of the amount in his Rollover Contributions Account which, as of the effective Valuation Date of the withdrawal, is attributable to the then-current value of Rollover Contributions credited to such account.

          (b) A withdrawal under paragraph (a) shall be paid out of a Participant's Accounts in the order in which they are listed in paragraph (a) until the amount of the withdrawal is satisfied. Any amounts withdrawn under paragraph (a) shall be at least $500 or the full amount available in a Participant's Accounts if it is less than $500.

     9.2  Pre-Tax Contributions Account.

          Upon application made in accordance with Section 16.4, a Participant may request the withdrawal of part or all of the amount in his Pre-Tax Contributions Account, but only: (i) in the case of hardship; or (ii) if he has attained the age of 59 1/2. For this purpose, "hardship" shall have the same meaning as in section 401(k)(2)(B) of the Code and the applicable Treasury Regulations. The determination of the existence of a hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Plan Administrator in accordance with nondiscriminatory and uniform standards and procedures consistent with such Code section and Treasury Regulations; provided, however, that a Participant may not withdraw his Pre-Tax Contributions on account of hardship: unless he first or, simultaneously withdraws all the amounts available to him, under Section 9.1.

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

     9.3  First-In-First-Out Basis for Withdrawals.

              Payment of a partial withdrawal from an Account under Section 9.1 or 9.2 shall be made out of contributions and any earnings credited to such Account in each Plan Year beginning with the earliest such Plan Year and continuing with each subsequent such Plan Year until the amount of the withdrawal is satisfied provided, however, that any withdrawals from the pre-
                        --------  -------
January 1, 1987 After-Tax Contributions sub-account shall be made solely out of contributions to such sub-account until all such contributions have been withdrawn.

     9.4  Limitation on Withdrawals.

              A Participant may make no more than two withdrawals pursuant to
Section 9.1 in any Plan Year. For this purpose, simultaneous withdrawals pursuant to the subsections of Section 9.1 (a) shall constitute one withdrawal, and a withdrawal of all the amounts available under Section 9.1 on account of a hardship withdrawal under Section 9.2 shall not be counted.

     9.5  Funds for Withdrawal.

              Payment of a partial withdrawal under Section 9.1 or 9.2 shall be made out of the Participant's interest in each Investment Fund in the same proportion as the Account from which the withdrawal is made is invested in each Investment Fund.

     9.6  Time and Manner of Distributions.

              Distribution to a Participant pursuant to a withdrawal under
Section 9.1 or 9.2 shall be made as soon as practicable after the Valuation Date as of which the withdrawal is made. Such distribution shall be made in; cash: provided, however, that distribution of the portion, if any, of a Participant's Employer Contributions Account invested in the Investment Fund described in Section 6.1 (c) shall be made, as elected by the Participant (in accordance with Section 16.4) either: (i) in whole shares of Corporation Stock, with the value of any fractional shares and other amounts in the Participant's Contributions Account paid in cash, or (ii) entirely in cash.

     SECTION 10 - LOANS.

     10.1 Application for Loan.

          Participant may obtain a loan from the Trust upon the approval of the Plan Administrator and direction by the Plan Administrator to the Trustee. Loans may be made from the Participant's Pre-Tax Contributions Account but not from his After-Tax Contributions Account. The Plan Administrator shall determine, on a uniform and nondiscriminatory basis, whether Participants may obtain loans from their Employer Contributions Accounts or Rollover Contributions Accounts. A request by a Participant for a loan shall be made by an application, filed in accordance with Section 16.4, specifying the amount of the requested loan and the Accounts of the Participant from which the loan is requested to be made.

     10.2 Maximum Amount of Loan.

          (a) Each loan shall be for not more than an amount which, when added to the balances of all other loans from the Plan to such Participant outstanding at the time the loan is made, does not exceed the following, based upon the nonforfeitable balance in the Participant's Accounts:

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

     Nonforfeitable Balance in
       Participant's Accounts                Maximum Loan
       ----------------------                ------------
     less than $100.00                       50% of vested account balance
     $100,000 and above                      $50,000

          (b)  For purposes of paragraph (a): (i) the rules of section 414(b),
(c) and (n) of the Code shall apply, and (ii) all plans of the Employer (determined after the application of those sections) shall be treated as part of the Plan.

     10.3 Repayment of Loan.

          (a) The term of a loan shall be the number of full years requested by the Participant in the application for the loan and approved by the Plan Administrator but shall not exceed ten years for a loan applied toward acquiring, constructing or substantially rehabilitating any dwelling unit which is used or is to be used within a reasonable time as the principal residence of the Participant or a member of the Participant's family (within the meaning of section 267(c)(4) of the Code), or five years for all other loans. The determination as to whether a dwelling is to be used as such principal dwelling shall be made at the time the loan is made.

          (b) Each loan shall be repaid through equal regular payroll deductions over the term of the loan, commencing no later than two months after the date the loan was made. Upon termination of the employment of the Participant with the Corporation and all Related Companies for any reason, the unpaid balance of the loan, with accrued interest, shall be due and payable within 15 days. If the Participant does not make such payment within the time provided, such unpaid balance and accrued interest shall be deducted from the distribution made from the Participant's Accounts.

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

     10.4  Security for Loan.

            Each loan shall be evidenced by the execution by the Participant of a promissory note and shall be secured by a pledge of the Participant's entire right, title and interest in and to his Accounts and the Trust.

     10.5  Interest Rate.

            Each loan shall bear interest at a reasonable annual percentage rate determined from time to time by the Plan Administrator, which rate shall be fixed at the time the loan is made and shall not be greater than the maximum rate permitted by law. The Plan Administrator shall not discriminate among Participants in interest rates, but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions.

     10.6  Accounting for Loans.

            A loan to a Participant shall be invested in the Participant Loan Fund and accounted for in accordance with Section 6.5.

     10.7  Rules, Regulations and Procedures.

            The Plan Administrator may from time to time establish additional rules, regulations and procedures applicable to loans from the Trust, which shall be applicable in a nondiscriminatory and uniform manner to all Participants. Such rules, regulations and procedures may include, but shall not be limited to: (a) restrictions on the number of loans a Participant may obtain in any period, (b) restrictions on the number of loans a Participant may have outstanding at any time, and (c) minimum loan amounts.

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

     10.8  Effective Date.

           This Section 10 shall be effective January 1, 1986, or if the Plan Administrator determines that it is not administratively feasible to make the Section effective on that date, on such later date as the Committee shall select.

     SECTION 11 - FIDUCIARIES

     11.1  Named Fiduciaries.

           The named fiduciaries (as defined in section 402 of the Employee Retirement Income Security Act of 1974) of the Plan shall be: (a) The Board, which shall have the authority and responsibilities specified in the Plan;

           (b) The Trustee, which shall have the authority and responsibilities specified in the Trust Agreement;

           (c) The Plan Administrator, which shall be the administrator (as defined in section 414(g) of the Code) of the Plan and shall have the authority and responsibilities specified in the Plan.

     11.2  Allocation of Responsibilities.

           The responsibilities of the Board, the Trustee and the Plan Administrator for the operation and administration of the Plan are allocated among them by the several provisions of the Plan and Trust Agreement in which their respective authorities and responsibilities are specified. Each fiduciary shall have only the authority and responsibilities specifically given to it under the Plan and Trust Agreement, shall be responsible for the proper exercise of its own: authority and responsibilities and, except as provided by law, shall not be responsible for any act or failure to act of any other fiduciary.

     11.3  Advice; Reliance.

            Any fiduciary (as defined in section 3(21)(A) of the Employee Retirement Income Security Act of 1974) with respect to the Plan may:

           (a) Employ one or more persons to render advice with regard to or carry out any authority or responsibility that such fiduciary has under the Plan;

           (b) Rely upon any direction from information provided by or action of any other fiduciary, acting within the scope of its authority and responsibilities under the Plan, as being proper under the Plan.

     SECTION 12 - TRUSTEE; INSURANCE COMPANY

     12.1  Designation; Authority; Removal.

           A Trustee has been designated by the Board. A Trust Agreement has been executed between the Corporation and such Trustee under the terms of which a Trust has been established to receive, hold and invest the contributions and distribute the benefits as provided by the Plan. The Trust Agreement may be amended from time to time by action of the Board and the Trustee, or the Board may delegate such authority to the Plan Administrator. Except as directed by the Board pursuant to Section 12.2, the Trustee shall have the authority and authority to manage, control, acquire and dispose of any such assets. The Trustee shall have such powers and duties with respect to any such contract as are provided in the Trust Agreement. The Board may direct the transfer of assets of the Investment Fund described in Section 6.1(a) between insurance companies on reasonable prior notice to the Trustee and any affected insurance company.

     12.2  Insurance Contracts.

           The Board may direct the Trustee to acquire and maintain as the medium for the investment of the assets of the Investment Fund described in
Section 6.1(a), insurance contracts issued by an insurance company are companies designated by the Board. The Trustee shall be the absolute owner of all such insurance contracts, which shall be held in the Trust. The underlying assets of the insurance company attributable to any such contract shall not be a part of the Trust. The insurance company shall have sole and exclusive ownership and possession of such assets and sole and exclusive authority to manage, acquire and dispose of any such assets. The Trustee shall have such powers and duties with respect to any such contract as are provided in the Trust Agreement. The Board may direct the transfer of assets of the Investment Fund described in
Section 6.l(a) between insurance companies on reasonable prior notice to the Trustee and any affected insurance company.

     12.3  Administrative Expenses.

           The Employers shall pay all the administrative expenses of the Plan and Trust, including the fees of the Trustee; provided, however, that brokerage fees, transfer taxes and other expenses directly incurred in connection with the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of the securities purchased, or deducted in computing the proceeds from the securities sold, as the case may be. Taxes, if any, on any assets held or income received by the Trustee shall be paid by the Trustee out of the assets of the Trust and charged appropriately against the Accounts.

     12.4  Retention and Use of Trust Property.

           All property and funds held in the Trust, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants and Beneficiaries and shall be used and distributed as provided in the Plan.

     SECTION 13 - PLAN ADMINISTRATION

     13.1  Plan Administrator.

           The Plan shall be administered by the Plan Administrator which may be an individual, a committee or both to be appointed by resolution of the Board to serve until resignation or removal by the Board.

     13.2  Benefit Plan Committee.

           (a) If a Committee is appointed to serve as Plan Administrator in whole, or in part, it shall consist of three or more members. Any determination of the Committee may be made by a majority of those present at any duly convened meeting of the Committee at which a quorum is present, or without a meeting by a writing signed by a majority of the members of the Committee. A quorum shall consist of three members or a majority of the members, whichever is less.

           (b) The Committee may authorize one or more of its members, its Secretary or any other person or persons to execute and deliver any instruction, notice, document or other instrument to the Board, to the Trustee, to any Employer, to any governmental agency, or to any

Employee, Participant or Beneficiary. These entities and persons shall be entitled to rely on the signature of any such authorized member, Secretary or other person.

     13.3  Responsibility and Authority.

           The Plan Administrator shall have the responsibility and authority to administer the Plan (except for the management, control and investment of the Trust) in accordance with the Plan and Trust Agreement including, but not by way of limitation, the responsibility and authority to:

           (a)  Interpret and construe the terms of the Plan;

           (b) Adopt such regulations, rules, procedures and forms consistent with the Plan as the Plan Administrator considers necessary or desirable for the administration of the Plan;

           (c) Determine all questions of eligibility under the Plan and of the status, benefits and other rights under the Plan of Participants, Beneficiaries and others;

           (d) Cause to be prepared and maintained the Accounts and all other records and information necessary for the administration of the Plan;

           (e) Compute and certify to the Trustee the distributions to be made under the Plan to any Participant or Beneficiary;

           (f)  Approve loans to Participants under the Plan;

           (g) Receive and review the reports of disbursement from the Trust made by the Trustee;

           (h) Receive and review the periodic audits of the Plan made by a certified public accountant;

           (i) Cause to be prepared and filed all reports required by law to be filed by the Plan:

           (j) Comply with all requirements imposed by law concerning disclosure to Participants and others with respect to the Plan; and

           (k)  Maintain a record of all its proceedings.

     13.4  Determinations; Policies.

           In all cases the determination of the Plan Administrator shall be final, conclusive and binding on all persons, subject to Section 13.8. The Plan Administrator shall interpret and apply the Plan in a manner which is uniformly and consistently applicable to all Employees, Participants and Beneficiaries under similar circumstances. When unusual circumstances occur or questions arise which are not specifically covered by any the Plan the Plan Administrator shall resolve such questions, bearing in mind that the purpose of the Plan is to benefit the Employees.

     13.5  Reliance on Records.

           The Plan Administrator shall have the right to rely on the records and information supplied by an Employer as to Compensation, Hours of Service, employment, termination of employment, Retirement, Disability, reemployment, authorized absences, age and marital status of an Employee, and all other pertinent facts.

     13.6 Consultation with Experts.

          The Plan Administrator may consult with legal counsel (who may also be counsel for an Employer), public accountants, the Trustee and any other experts. The Plan Administrator shall be fully protected in any action or decision with respect to the Plan taken or made in good faith the Plan Administrator in accordance with the advice of such an expert. The Plan Administrator, however, shall have no duty or obligation to obtain or follow any such opinion.

     13.7 Delegation to Agents.

          The Plan Administrator may delegate to any agent such duties and powers as the Plan Administrator deems appropriate, except that any matter of dispute or interpretation of the Plan shall be determined by the Plan Administrator.

     13.8 Claims Procedure.

          (a) All claims for benefits under the Plan shall be made in accordance with Section 16.4. If a claim is wholly or partially denied, the Plan Administrator shall, within 90 days after receipt of the claim, furnish to the claimant a written notice setting forth, in a manner calculated to be understood by the claimant: (i) the specific reason or reasons for the denial; (ii) specific reference to the pertinent Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the steps to be taken if the claimant wishes to have the denial reviewed as provided in paragraph (b). The 90 day period may be extended for not more than an additional 90 days if special circumstances (such as the need to hold a hearing) make such an extension necessary. The Plan

Administrator shall give the claimant, before the end of the initial 90 day period, a written notice of such extension, stating such special circumstances and the date by which the Plan Administrator expects to render a decision. If notice of the decision is not furnished by the Plan Administrator to the claimant within the period described in this paragraph (including any extensions), the claim shall lie deemed to have been denied for the purpose of proceeding to a review.

          (b) By a written application filed with the Plan Administrator within 60 days after (i) receipt by a claimant of the written notice described in paragraph (a), or (ii) if such notice is not provided, the date the claim is deemed denied under paragraph (a), the claimant or his duly authorized representative may request a review of the denial of his claim. In connection with such review, the claimant or his duly authorized representative may review all pertinent documents and may submit issues and comments to the Plan Administrator in writing. The Plan Administrator shall make a decision and furnish such decision in writing to the claimant within 60 days after the receipt by the Plan Administrator of the request for review. This period may be extended to not more than 120 days after such receipt if special circumstances (such as the need to hold a hearing) make such an extension necessary. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based. If notice of the decision on review is not furnished by the Plan Administrator to the claimant within the time period described in this paragraph (including any extensions), the claim shall be deemed to have been denied on review.

     13.9  Compensation.

           A Plan Administrator or a member of any Committee which is a Plan Administrator who is also an employee or director of an Employer shall serve without compensation for services. A Plan Administrator or a member of any Committee which is a Plan Administrator, who is not an employee or director of an Employer may be compensated for their services, in amounts fixed by the Board. The compensation of all agents, counsel or other persons retained or employed by the Plan Administrator may be fixed by the Plan Administrator. All compensation authorized by this Section and any other expenses properly incurred by a Plan Administrator or a member of any Committee which is a Plan Administrator shall be reimbursed or paid by the Employer.

     13.10 Indemnification.

           To the extent permitted by applicable law and the By-laws of the Corporation:, the Corporation will indemnify a Plan Administrator or a member of any Committee which is a Plan Administrator, any agent a Plan Administrator who is an employee or director of an Employer against all costs, expenses and liabilities incurred by him by reason of his being or having been a Plan Administrator or a member of any Committee which is a Plan Administrator or agent of a Plan Administrator.

     SECTION 14 - DURATION; AMENDMENT AND TERMINATION OF PLAN

     14.1  Duration; Right to Terminate or Amend.

           The Employers intend to continue the Plan indefinitely. The Board reserves the right, at any time and from time to time, to modify, suspend, amend or terminate the Plan or to suspend, discontinue or reduce Employer Contributions. The Board may delegate to the Plan Administrator authority to make amendments to the Plan which do not materially affect the substance of the Plan.

     14.2 Impossibility of Diversion.

          No amendment made or other action taken by the Board, the Plan Administrator or the Trustee shall:

          (a) Cause or permit any part of the assets of the Trust to be used for or otherwise diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries before the satisfaction of all liabilities under the Plan to such individuals; or

          (b) Deprive any Participant or Beneficiary of his vested rights in the Participant's Accounts at the time of such amendment or other action.

     14.3 Effect of Termination.

          If the Plan is terminated or partially terminated, or if Employer Contributions are permanently discontinued, each Participant's Employer Contributions Account shall become fully vested and nonforfeitable. If the Plan is terminated, the Trust shall be liquidated and distribution shall be made to each Participant (or the person or persons entitled thereto) of the entire amount in his Accounts in accordance with Section 8 subject to the restriction of sections 401(k)(2)(B) and 401(k)(10).

     14.4 Merger, Consolidation or Transfer.

          If the Plan is merged or consolidated with any other plan, or if the assets or liabilities of the Plan are transferred to any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would if the Plan terminated immediately thereafter, receive a benefit equal to or greater than the benefit that he would, have been entitled to receive if the Plan had been terminated immediately before such merger, consolidation or transfer.

     SECTION 15 - TOP-HEAVY PLAN PROVISIONS

     15.1 Applicability; Definitions.

          (a) Sections 15.2 through 15.5 shall be effective for any Plan Year in which the Plan is a Top-Heavy Plan (as defined in this Section 15.1).

          (b) The Plan will be a Top-Heavy Plan for a Plan Year if as of the Determination Date: (i) the aggregate of the Accounts of Participants who are Key Employees exceeds sixty percent (60%) of the aggregate of the Accounts of all Participants or (ii) the Plan is part of a Required Aggregation Group which is a Top-Heavy Group.

          (c) If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not he taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

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          (d) Notwithstanding paragraph (b)(i), the Plan shall not be a Top-
Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive Aggregation Group which is not a Top-Heavy Group.

          (e) For purposes of this Section 15:

               (i) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year;

               (ii) "Key Employee" means an Employee described in section 416(i) of the Code;

               (iii) "Required Aggregation Group" means:

                     (A) each plan of the Corporation or a Related Company in which a Key Employee is a participant, and

                     (B) each other plan of the Corporation or a Related Company which enables any plan described in paragraph (A) to meet the requirements of sections 401(a)(4) or 410 of the Code;

               (iv)  "Permissive Aggregation Group" means:

                     (A) the Required Aggregation Group, plus

                     (B) any plan of the Corporation or a Related Company which is not part of the Required Aggregation Group, if such Required Aggregation Group

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          would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account;

               (v) "Top-Heavy Group" means a Required or Permissive Aggregation Group if:

                    (A) the sum (as of the Determination Date) of:

                         (1) the present value of the accrued benefits for Key
               Employees under all defined benefit plans included in such group, and

                         (2) the aggregate of the accounts of Key Employees
               under all defined contribution plans included in such group,

                    (B) exceeds sixty percent (60%) of a similar sum determined for all Employees who are participants in such plans; and

               (vi) "Compensation" means the compensation of an Employee as defined in Section 5.8(a)(iii).

     15.2 Minimum Benefit Requirements.

          The minimum Employer Contribution in any Plan Year for a Participant who is not a Key Employee shall be an amount equal to:

               (i) three percent (3%) of his Compensation for such Plan Year, less

               (ii) the amount of his Pre-tax Contributions for such Plan Year.

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     15.3 Vesting Requirements.

          (a) Notwithstanding Section 7.3, an Employee shall have a nonforfeitable right to a percentage of his Employer Contributions Account not less than the percentage determined under the following table:

                  Complete Years        Nonforfeitable
                   of Service             Percentage
                   ----------             ----------

                      2                       20%
                      3                       40
                      4                       60
                      5                       80
                      6 or more              100

          (b) If the Plan subsequently ceases to be a Top-Heavy Plan, paragraph
(a) shall continue to apply in determining the vested portion of the Employer Contribution Account of each Employee who had a Period of Service of at least five (5) years as of December 31 of the last Plan Year during which the Plan was a Top-Heavy Plan. For other Employees, paragraph (a) shall apply only to their Employer Contributions Accounts as of such December 31.

     15.4 Distributions to Key Employees.

          If a distribution under the Plan is made to a Participant who is a Key Employee before he attains age 59 1/2, the Plan Administrator shall advise the Participant that an additional income tax may be imposed equal to ten percent (10%) of the portion of such distribution includible in his gross income for his taxable year, unless such distribution is made on account of death or Disability.

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     SECTION 16 - MISCELLANEOUS

     16.1 No Implied Rights.

          Nothing contained in the Plan shall be deemed to (a) give to any Employee the right to be retained in the employ of any Employer or to interfere with the right of an Employer to dismiss any Employee at any time, or (b) give to any Employee, Participant or Beneficiary any right to any payments except as specifically provided for in the Plan.

     16.2 No Assignment or Alienation.

          (a) No benefit provided under the Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt to perform any such action shall be void. This provision shall preclude:

               (i) Any arrangement providing for the distribution or payment to an Employer of shares of Corporation Stock or cash which otherwise would be distributable or payable from the Plan to a Participant; and

               (ii) Any direct or indirect arrangement (whether revocable or irrevocable) by which a party acquires from a Participant or Beneficiary a right or interest enforceable against the Plan in or to all or any part of a distribution or payment from the Plan which is or may become, payable to the Participant or Beneficiary.

          (b) Paragraph (a) shall not preclude:

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               (i)    Any arrangement for the recovery of amounts described in
section 4045(b) of the Employee Retirement Income Security Act of 1974 (relating to the recapture of certain payments);

               (ii) Any arrangement for the withholding of federal, state or local tax from distributions or payments from the Plan;

               (iii) Any arrangement for the recovery by the Plan of overpayments of distributions or payments previously made to a Participant;

               (iv) Any arrangement for the transfer of benefit rights from the Plan to another plan;

               (v) Any arrangement for the direct deposit of payments from the Plan to an account in a bank, savings and loan association or credit union, provided such arrangement is not part of an arrangement constituting an assignment or alienation;

               (vi)   The enforcement of a federal tax levy made pursuant to
section 6331 of the Code;

               (vii) The collection by the United States on a judgment resulting from an unpaid tax assessment; or

               (viii) Any arrangement by which a Participant or Beneficiary directs the Plan to distribute or pay all or any portion of a distribution or payment from the Plan to a third party (which includes such person's employer), provided that the arrangement is revocable at any time by the Participant oar Beneficiary and, within 90 days after the arrangement is entered into,

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the third party files a written acknowledgment with the Plan Administrator stating that the third party has no enforceable right in or to any distribution or payment from the Plan or portion thereof, except to the extent actually received pursuant to the arrangement.

     16.3 Address for Notification; Unclaimed Accounts.

          (a) Each Participant and each Beneficiary of a deceased Participant shall keep on file with the Plan Administrator his current mailing address. Any communication, statement or notice addressed to a Participant or Beneficiary at such mailing address (or if no mailing address was filed with the Plan Administrator then his last mailing address shown on the records of the Employer), shall bind the Participant or Beneficiary for all purposes of the Plan.

          (b) The Plan Administrator, by certified or registered mail addressed to the mailing address of record provided for in paragraph (a), shall notify any Participant or Beneficiary that he is entitled to a distribution under the Plan. Such notice shall quote this Section. If the Participant or Beneficiary fails to claim his distribution or make his whereabouts known in writing to the Plan Administrator within six months from the date of mailing of the notice (or before the Plan is terminated or discontinued if that occurs first), then, after the Plan Administrator has made a reasonable effort to locate the Participant or Beneficiary, the Participant's Accounts shall be forfeited. The amount of the forfeiture shall reduce the Employer Contributions required under Section 5.7 and shall be allocated in the manner prescribed for allocation of Employer Contributions. Any such forfeited Accounts, valued as of the date of forfeiture, shall be reinstated and become payable if a claim for such Accounts is made by the Participant or Beneficiary.

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

     16.4 Forms Used; Filing Dates.

          Any Salary Reduction Agreement, request for distribution or withdrawal, exercise of an election, designation of a Beneficiary, or any other action under the Plan by a Participant or Beneficiary shall be in writing signed by him on a form, if any furnished for the purpose by the Plan Administrator, and filed with the Plan Administrator or with such person or persons as may be designated by the Plan Administrator not less than 30 days before the date upon which such action is to become effective, or within such other period as provided in the Plan or as the Committee may designate by rules of uniform application.

     16.5 Applicable Laws.

          Except as otherwise required by Federal law, the provisions of the Plan and the rules, regulations and decisions of the Board and the Plan Administrator shall be construed and enforced according to the laws of the State of Maryland.

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